Exhibit 1A-2A

Acknowledgement Number: 5000000001457703

STATE OF MARYLAND
Department of Assessments and Taxation

I, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of 1 pages, inscribed with the same Authentication Code, is a true copy of the public record of the

ARTICLES OF INCORPORATION-CORPORATION

for

MULTI-HOUSING INCOME REIT, INC.

(Department ID: **D18335646**)

I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.

In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this June 07, 2022.

Michael L. Higgs
Director

301 West Preston Street, Baltimore, Maryland 21201
Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Online Certificate Authentication Code: X0DlIXFU5Umt4k5LkCIVlw
To verify the Authentication Code, visit http://dat.maryland.gov/verify

Acknowledgment Number: 5000000001457703

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST: The undersigned Simon Riveles

whose address(es) is/are:

40 Wall Street, 28th Floor, New York, NY, 10005

being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is:

Multi-Housing Income REIT, Inc.

THIRD: The purposes for which the corporation is formed are as follows:

The corporation may be engaged in any lawful business or activity.

FOURTH: The street address of the principal office of the corporation in Maryland is:

5000 Thayer Center, Suite C, Oakland, MD, 21550

FIFTH: The name(s) of the Resident Agent(s) of the corporation in Maryland is/are:

Registered Agents Inc.

whose address(es) is/are:

5000 Thayer Center, Suite C, Oakland, MD, 21550

SIXTH: The corporation has authority to issue 10000000 shares at $ 0.001 par value per share.

SEVENTH: The number of directors of the corporation shall be 1 which number may be increased or decreased pursuant to the bylaws of the corporation. The name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are:

Yuen Yung

IN WITNESS WHEREOF, I have signed these articles	I hereby consent to my designation in this document as
and acknowledge the same to be my act.	Resident Agent(s) for this corporation.

SIGNATURE(S) OF INCORPORATOR(S):	SIGNATURE OF RESIDENT AGENT(S) LISTED IN FIFTH:

Simon Riveles	Bill Havre, Officer

Filing Party’s Name and Return Address:

Simon Riveles, 40 Wall Street, 28th Floor, New York, NY, 10005

Authentication Number : X0D11XFU5Umt4k5LkCIV1w	Page 1 of 1